UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2023

____________________________

Solar Integrated Roofing Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-56256		90-1502972
(Commission File Number)		(IRS Employer Identification No.)
2831 St. Rose Parkway, Suite 200 Henderson, Nevada 89052 (Address of Principal Executive Offices) (Zip Code)

(702) 589-4651

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each Class	Trading Symbol(s)	Name of each Exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2023, George B. Holmes resigned as Chief Executive Officer and Chairman of the Board of Directors of Solar Integrated Roofing Corp. (the “Company”), and from all other positions he has with the Company and its subsidiaries; Martin McDermut resigned as Chief Financial Officer and Treasurer of the Company, and from all other positions he has with the Company and its subsidiaries; and Stefan Abbruzzese resigned as President of the Company, and from all other positions he has with the Company and its subsidiaries.

David Massey, the sole director on the Company’s Board of Directors and the Company’s Senior Vice President of Corporate Development, has been appointed as Chief Executive Officer and Chief Financial Officer of the Company.

Mr. Massey has over 30 years of experience in the solar and roofing industry. At age 25, Mr. Massey established his first roofing company. Shortly thereafter, in the early 1990’s, he reconfigured his business model to include solar services. Mr. Massey served as the Company’s Senior Vice President of Corporate Development from November 28, 2022 until his appointment as Chief Executive Officer and Chief Financial Officer on January 26, 2023.  Mr. Massey previously served as the Company’s Chief Executive Officer until November 28, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR INTEGRATED ROOFING CORP.

Date: January 27, 2023	By:	/s/ David Massey
David Massey,
Chief Executive Officer